Exhibit 99.1

REDWOOD MORTGAGE CORP.

Balance Sheet

December 31, 2018

.

177 Bovet Rd, Suite 520

San Mateo, CA 94401

Phone 650-365-5341Fax 650-364-3978

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2018

CONTENTS

Page No.

Independent Auditor’s Report	1

Balance Sheet	2

Notes to the Balance Sheet	3-13

INDEPENDENT AUDITOR'S REPORT

Board of Directors

Redwood Mortgage Corp.

San Mateo, California

We have audited the accompanying financial statement of Redwood Mortgage Corp., which is comprised of the balance sheet as of December 31, 2018, and the related notes to the balance sheet.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

San Francisco, California

May 3, 2019

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2018

Assets

2018

Cash and cash equivalents	$442,563

Notes receivable from related parties	353,610
Mortgage servicing rights	1,092,000
Brokerage rights, mortgage loans, net	7,209,703
Investments in affiliated mortgage funds	248,738
Real estate owned (REO), net	983,378
Prepaids and other assets	82,899
Right-of-use asset	1,536,875
Office equipment, net	77,255
Total assets	$12,027,021

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$85,731
Accrued payroll	149,677
Accrued repayment to affiliate	42,163
Accrued liabilities, other	40,780
Lease liability	1,607,226
Mortgage note payable	1,250,000
Loans (formation) from affiliates, net	7,186,544
Deferred income taxes	261,418
Total liabilities	10,623,539

Stockholders’ equity
Common stock	4,000
Additional paid-in capital	550,152
Retained earnings	849,330
Total stockholders’ equity	1,403,482
Total liabilities and stockholders’ equity	$12,027,021

The accompanying notes are an integral part of this financial statement.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

NOTE 1 – ORGANIZATIONAL AND GENERAL

Redwood Mortgage Corp. (RMC) is owned by Michael R. Burwell (Burwell), and trusts of which Burwell is the principal beneficiary.  RMC’s articles of incorporation authorized 100,000 shares of common stock of which 1,000 shares are issued and outstanding with a stated value of $4,000.

RMC, as a real estate broker licensed with the State of California, originates, arranges and services loans with various maturities for two affiliated mortgage funds that are externally managed by RMC. RMC is solely responsible for business affairs of the affiliated mortgage funds, subject to the voting rights of the members or partners.  From time to time RMC, from its own account, may fund loans and later assign them to the affiliated mortgage funds or sell the loans to non-affiliates.  RMC provides the personnel and services necessary to conduct business on behalf of the affiliated mortgage funds as they have no employees of their own.

As of December 31, 2018 total assets under management by RMC in affiliated mortgage funds was approximately $187,960,000 which consisted of mortgage loans of approximately $159,491,000, real estate owned (REO) of $4,153,000, and the balance in cash and other assets.

The affiliated mortgage funds sponsored by RMC at December 31, 2018, are as follows.

Redwood Mortgage Investors IX (RMI IX), a Delaware Limited Liability Company.

-

RMC is the managing member.  The rights, duties and powers of the members and the manager of RMI IX are governed by the ninth amended and restated limited liability operating agreement of Redwood Mortgage Investors IX, LLC a Delaware Limited Liability Company, the Delaware Limited Liability Company act and the California Revised Uniform Limited Liability Company Act.

Redwood Mortgage Investors VIII (RMI VIII), a California Limited Partnership.

-

RMC (the manager) and Burwell are the general partners (GP’s). The rights, duties and powers of the general and limited partners of RMI VIII are governed by the sixth amended and restated limited partnership agreement of Redwood Mortgage Investors VIII, a California Limited Partnership and Sections 15900 et seq. of the California Corporations Code.

The above entities were organized by RMC for the purpose of making and investing in mortgage loans secured by California real estate. An investor in the affiliated mortgage funds elects to receive periodic cash distributions of earnings or to have the earnings retained (for RMI VIII) or reinvested (for RMI IX) in the investor’s capital account.  The investment in affiliated mortgage funds are accounted for using the equity method.  The equity method of accounting applies to RMI VIII as RMC is not the primary beneficiary and applies to RMI IX since under the voting interest model RMC does not have greater than 50% of the outstanding voting shares and does not have a controlling financial interest.

-Publicly offered affiliated mortgage funds

RMC has sponsored four publicly offered funds. In addition to RMI IX and RMI VIII, RMC has sponsored Redwood Mortgage Investors VII, a California Limited Partnership (RMI VII) and Redwood Mortgage Investors VI, a California Limited Partnership (RMI VI). RMI VII and RMI VI were deregistered in 2011 with the SEC as permitted by regulation based on the dollar amount of assets and the number of investors. The final distribution to the partners and the dissolution of the partnerships were completed in 2016.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

	Registration	Registration	Amount	Amount	Fund Status
	Effective	Expired/Ended	Offered	Sold
RMI IX(1)	October 2009	April 2019	$140,000,000	$85,941,000	Ongoing
RMI VIII(2)	February 1993	November 2008	300,000,000	299,813,000	Ongoing
RMI VII	October 1989	September 1992	12,000,000	11,998,000	Dissolved (2016)
RMI VI	September 1987	September 1989	12,000,000	9,773,000	Dissolved (2016)

(1)

As of December 31, 2018, approximately $85,941,000 had sold – $39,407,000 under two prior registration statements and $46,534,000 under the June 2016 registration statement/prospectus. The June 2016 registration statement expires June 6, 2019, and unit sales to other than members of record or their successors as of April 30, 2019 terminated as of April 30, 2019.

(2)

RMI VIII’s amount offered was comprised of six offerings.  The first offering for $15,000,000 commenced in February 1993 and terminated in October 1996.  The sixth and last offering for $100,000,000 commenced in August 2005 and terminated in November 2008.

- Privately offered mortgage programs

RMC has sponsored six privately offered funds: Redwood Mortgage Investors V (RMI V), Redwood Mortgage Investors IV (RMI IV), Redwood Mortgage Investors III (RMI III), Redwood Mortgage Investors II (RMI II), Redwood Mortgage Investors (RMI) and Corporate Mortgage Investors (CMI). All privately offered mortgage programs were California Limited Partnerships.  These limited partnership offering commenced between 1978 and 1986, and were dissolved between 2005 and 2016.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

- Basis of presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America.

RMC is required by California regulations to utilize trust accounts through which are processed certain cash disbursements and receipts on mortgage loans of the affiliated mortgage funds. As RMC does not have an ownership interest in these clearing accounts, the accompanying financial statements do not include the activities, nor the balance, of these accounts.

- Revenue Recognition

RMC’s primary sources of revenue are brokerage commissions on loan originations, mortgage servicing fees, asset management fees, and early withdrawal penalties.

Loan brokerage commissions are paid by the borrower to RMC for arranging a loan.  The amount of the loan brokerage commissions is negotiated with prospective borrowers on a loan by loan basis as a percentage of the principal amount of the loan.  Loan brokerage commissions are paid at the loan closing. The amount received from the borrower as loan brokerage commissions is recognized as revenue by RMC when the loan is funded by the affiliated mortgage fund.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

The amount of the mortgage servicing fees is specified as a monthly rate (i.e. a percentage of the portfolio principal balance) in the partnership agreement (for RMI VIII) and in the operating agreement (for RMI IX). The servicing activities include collecting principal and interest payments from the borrowers, monitoring delinquencies and compliance by the borrower with the terms and conditions of the loan documents, monitoring condition of the collateral and executing foreclosure, if necessary to collect the amounts owed by the borrower.  Mortgage servicing fees are recognized as revenue in the period earned.

Asset management fees are paid monthly to RMC from the affiliated mortgage funds for managing their general business operations and is computed as a percentage of partners’ and members’ capital in the partnership/ operating agreement. Asset management fees are recognized in the period earned.

Early withdrawal penalty payments are collected by the affiliated mortgage funds on capital redemptions from the affiliated mortgage funds in accordance with the governing agreements.  Amounts are applied as reductions in the formation loan principal, and reduce the amount of the next payment due by RMC on the loans. The amount by which the principal balance of the formation loan is reduced is recognized as revenue by RMC in the period in which the redemption is paid to the investor by the affiliated mortgage fund.

RMC collects from the borrower customary fees for ancillary loan processing and administrative activities, including reconveyances, assumptions, and extensions and are recognized as revenue when the activity is completed.

- Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Such estimates relate principally to the determination of the fair value of loans, primarily loans designated impaired, the fair value of brokerage rights, the fair value of mortgage servicing rights, the fair value of the related real estate collateral and real estate owned, if any, and the value of the right-of-use asset and lease liability. Actual results could differ significantly from these estimates.

- Fair value estimates

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date (i.e. the balance sheet date). An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

Fair values of assets and liabilities are determined based on the fair value hierarchy established in GAAP. The hierarchy is comprised of three levels of inputs to be used.

-

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that RMC has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

-

Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly in active markets and quoted prices for identical assets or liabilities that are not active, and inputs other than quoted prices that are observable or inputs derived from or corroborated by market data.

-

Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect RMC’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include RMC’s own data.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

RMC has no assets or liabilities recorded at fair value on a recurring basis other than the mortgage servicing rights which are fair valued using Level 3 inputs.  See note 3 for a summary of significant assumptions used to estimate fair value and the components for the changes in fair value during 2018.

- Brokerage rights, mortgage loans, net

RMC, as a result of provisions in the agreements with the affiliated mortgage funds, has exclusive rights:

-	to act as the loan broker in arranging mortgage loans,
-	to act as servicing agent for all mortgages owned by the affiliated mortgage funds and,
-	to be compensated by the affiliated mortgage funds for a) loan brokerage commissions and b) mortgage service fees.

Loan brokerage commissions are paid to RMC when a loan is funded.  The right to earn loan brokerage commissions is recorded as an asset and is referred to as Brokerage rights, mortgage loans.

The initial carrying values of these brokerage rights are the total of the amounts RMC pays for commissions and fees to broker-dealers on sales of limited partner or member interests in the affiliated mortgage funds, plus unreimbursed organization and offering expenses (O & O expenses), if any, from any offering of units of limited partners or member interests. RMC funded or advanced certain O & O expenses on behalf of RMI IX, as was done for other affiliated mortgage funds. RMI IX was obligated to reimburse RMC for O & O expenses up to an amount equal to 4.5% of gross offering proceeds from sales of member units.  RMI IX allocates O&O expenses to specific members over a period of 40 quarters. RMC is obligated to repay RMI IX for unallocated O&O expenses attributed to units redeemed prior to the 40 quarterly allocations.

RMC estimates the expected remaining economic life of the limited partners’ capital and members’ capital annually to determine the amortization period and the method of amortization of its Brokerage rights, mortgage loans.  At December 31, 2018 the remaining expected economic life of RMI VIII and RMI IX used for amortization of the Brokerage rights, mortgage loans were 5 and 9 years, respectively.  The Brokerage rights, mortgage loans associated with RMI VIII are amortized on an accelerated method over the period loan brokerage commissions are expected to be earned by RMC.  The Brokerage rights, mortgage loans associated with RMI IX are amortized using the straight-line method to reflect the estimated periods during which loan brokerage commissions will be earned.

- Formation loans

RMC finances the payments of the commissions to broker-dealers during the offering period with advances from the particular affiliated mortgage fund. Collectively these advances are the formation loans.  The formation loans are non-interest bearing and are repaid as provided for by the entities’ operating agreements, principally from the loan brokerage commissions earned by RMC. Accordingly, the repayment terms of the formation loans may be modified as proposed by the general partners or managing members, as circumstances may warrant. Interest has been imputed on the formation loans at the market rate of interest in effect in the years of the offerings.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the related formation loan is forgiven, and would be an offset to any impairment otherwise resulting to the carrying value of the brokerage rights, mortgage loans.

At least annually, RMC reviews the estimated amounts of future loan originations and the balances of loans being serviced to determine that the sum of the undiscounted net cash flows therefrom exceeds the carrying value of the brokerage-related rights.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

- Mortgage Servicing Rights (MSR)

RMC records the mortgage servicing rights (or MSRs), representing the right to service loans for its affiliated funds at the contractual fee in the applicable partnership or operating agreement.  The fair value of the MSR’s is recorded initially based on an analysis of discounted cash flows that incorporates assumptions that market participants use to estimate fair value including (1) market servicing costs, (2) projected prepayment rates for loans, (3) default rates, (4) discount rates, and (5) contractual servicing fee income.

The estimate of the prepayment rate is the most significant estimate involved in the measurement process, particularly as the loans held by the affiliated mortgage funds do not provide for prepayment penalties, and is based on management’s expectations of future prepayment rates - reflecting the historical prepayment rate of RMC originated loans. Actual prepayment rates differ from management’s projections based on a variety of economic factors, including prevailing interest rates, real estate market conditions, and the availability of alternative financing sources to borrowers.

- Cash and cash equivalents

RMC considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents. Periodically, RMC cash balances in banks exceed federally insured limits of $250,000.  The bank or banks in which funds are deposited are reviewed periodically for their general credit-worthiness/investment grade credit rating.

- Real estate owned (REO)

REO includes real estate acquired through purchase or foreclosure and is either being operated as a rental property or is held for sale. REO is recorded at acquisition at the property’s estimated fair value, less costs to sell. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

Depreciation on REO that is operated as a rental property is computed on a straight-line basis over the estimated useful life of 39 years.

- Office Equipment

Fixed assets are stated at cost. Depreciation and amortization are computed on a straight-line basis over estimated useful lives ranging from three to seven years.

- Income taxes

Income taxes are provided for those taxes currently payable and those deferred. A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

RMC evaluated its current tax positions as of December 31, 2018, and has concluded that it does not have any significant uncertain tax positions for which a reserve would be necessary.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES

RMC’s primary sources of revenue are from:

-	brokerage commissions on loan originations,
-	mortgage servicing fees,
-	asset management fees,
-	reimbursement of qualifying expenses, and
-	general partner/managing member interests in profits and losses, each of which is described in the partnership and operating agreements for the affiliated mortgage funds.

RMC, as general partner of RMI VIII, is entitled to two-thirds of one percent of the profits and losses. Burwell is also a general partner in RMI VIII and is entitled to one-third of one percent of the profits and losses. Beginning with calendar year 2010, and continuing until January 1, 2020, RMC assigned to Burwell, its two-thirds of one percent of the profits and losses in RMI VIII, in exchange for Burwell assuming the general partners’ equity deficit in RMI VIII. RMC as the managing member of RMI IX, is entitled to one percent of the profits.  RMC is also required to contribute to capital 0.1% of the aggregate capital accounts of the members of RMI IX.

Since the commencement of RMI IX’s operations in 2009, RMC, at its sole discretion, provided significant financial support to RMI IX which increased the net income, cash available for distribution, and the net-distribution rate, by:

-	charging less than the maximum allowable fees;
-	not requesting reimbursement of qualifying costs attributable to the RMI IX; and/or,
-	absorbing some, and in certain periods, all of RMI IX’s direct expenses, such as professional fees.

Such fee and cost-reimbursement waivers and the absorption of RMI IX’s expenses by RMC were neither made for the purpose of providing RMI IX with sufficient funds to satisfy any required level of distributions, as RMI IX’s Operating Agreement has no such required level of distributions, nor to meet withdrawal requests. Any decision to waive fees or cost-reimbursements and/or to absorb direct expenses, and the amount (if any) to be waived or absorbed, is made by RMC in its sole discretion.

Financial support from RMC maintained RMI IX’s annual 6.5% net distribution rate for periods prior to February 28, 2018.  In March 2018, RMC communicated to the members’ of RMI IX planned and ongoing reductions in financial support from RMC and that RMI IX’s net income, cash available for distribution and the net distribution rate were expected to decrease correspondingly.

In March 2018, RMI IX’s net distribution rate as an annualized percentage of members’ capital decreased from 6.5% to 6.0%. In April 2018, RMI IX commenced paying, in full, its direct expenses for professional-service fees (legal and audit/tax compliance) and other operating expenses (postage, printing etc.).

RMC plans to phase in the collection of the asset management fee of 75 basis points (0.75%) beginning in the third quarter of 2019, and to similarly commence collection of the cost reimbursements from RMI IX in 2020.

- Mortgage servicing fees

RMC earns mortgage servicing fees of up to one-quarter of one percent (0.25%) annually from RMI IX of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customarily charged in the industry where the property securing the mortgage is located. RMC is entitled to receive these fees regardless of whether specific mortgage payments are collected. The mortgage servicing fees are paid to RMC monthly unless the loan has been assigned a specific loss reserve, at which point remittance is deferred until the specific loss reserve is no longer required, or the underlying property has been foreclosed on by RMI IX. To enhance the earnings of RMI IX, RMC, in its sole discretion, may elect to accept less than the maximum amount of the mortgage servicing fee. RMC did not waive any mortgage servicing fees for RMI IX during 2018.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

RMC earns mortgage servicing fees of up to one and one-half percent (1.5%) annually of the unpaid principal of the loan portfolio from RMI VIII.

- Loan brokerage commissions

RMC earns loan brokerage commissions in connection with the review, selection, evaluation, negotiation and extension of mortgage loans for the affiliated mortgage funds. The loan brokerage commission collected by RMC is expected to range from approximately 1.5% to 5% of the principal amount of each loan made during the year. Total loan brokerage commissions are limited to an amount not to exceed four percent (4%) of the total affiliated mortgage funds’ assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the affiliated mortgage funds.

- Loan administrative fees

RMC is entitled to receive a loan administrative fee in an amount up to one percent (1%) of the principal amount of each new loan originated or acquired by RMC on RMI IX’s behalf for services rendered in connection with the selection and underwriting of potential loans. Such fees are payable by RMI IX to RMC upon the closing or acquisition of each loan. During 2018, all loan administrative fees chargeable by RMC to RMI IX were waived by RMC.

- Asset management fees

RMC, as a general partner or a managing member, earns monthly asset management fees for managing the affiliated mortgage funds’ loan portfolios and operations. During 2018, a portion of asset management fees chargeable by RMC to RMI IX were waived by RMC.

- Reimbursement of expenses

RMC may request reimbursement by the affiliated mortgage funds for operations expenses incurred on behalf of the funds, including without limitation, postage and preparation of reports to members and out-of-pocket general and administration expenses.  During 2018, a portion of costs reimbursements chargeable by RMC to RMI IX were waived by RMC.

- Mortgage servicing rights (MSR)

The changes in the fair value of the MSR recorded in 2018 are summarized in the following table.

	RMI VIII	RMI IX	Total
January 1, 2018	$1,447,000	$57,000	$1,504,000

Loans funded	547,000	152,000	699,000
Payments/payoffs	(572,000)	(63,000)	(635,000)
Loans sold to unaffiliated third parties	(161,000)	(37,000)	(198,000)
Other	(301,000)	23,000	(278,000)
Portfolio changes, net	(487,000)	75,000	(412,000)

December 31, 2018	$960,000	$132,000	$1,092,000

RMC estimates the fair value of mortgage servicing rights by using a discounted cash flow model to calculate the present value of estimated future net servicing income.  The expected future cash flows of the loans were projected using contractual terms with appropriate adjustments for expected prepayments and loan extensions based on historical performance.  The significant unobservable inputs used in the fair value measurements as of December 31, 2018 include a credit default rate of 1% and a discount rate of 9%.  Servicing fees are based on contractual rates and servicing costs are based on market rates for similar loans and were changed from a percentage calculation in 2017 to a cost per loan basis in 2018.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

- Brokerage rights, mortgage loans, net

Brokerage rights, mortgages are summarized in the following table for 2018.

	RMI VIII	RMI IX
	Commissions	Commissions	O&O	Total
Balance, January 1, 2018	$1,697,000	$2,942,895	$2,526,313	$7,166,208
Additions	—	602,514	897,151	1,499,665
Early withdrawal penalties	—	—	22,360	22,360
O&O collected	—	—	(591,907)	(591,907)
Amortization	(410,000)	(328,000)	(272,000)	(1,010,000)
O&O repaid to RMI IX (1)	—	—	123,377	123,377
Balance, December 31, 2018	$1,287,000	$3,217,409	$2,705,294	$7,209,703

(1)

RMC is obligated to repay RMI IX for any unallocated O&O expenses attributed to units redeemed. RMC estimated its future obligations to repay unallocated O&O expenses on scheduled redemptions at December 31, 2018, to be $42,163, which is included in the figures above and on the balance sheet as accrued repayment to affiliate.

Future estimated amortization expense on Brokerage rights, mortgages as of December 31, 2018 is presented in the following table.

Year	RMI VIII	RMI IX	Total
2019	$408,000	$656,000	$1,064,000
2020	279,000	656,000	935,000
2021	204,000	657,000	861,000
2022	198,000	658,000	856,000
2023	198,000	658,000	856,000
Thereafter	—	2,637,703	2,637,703
	$1,287,000	$5,922,703	$7,209,703

- Formation loans

The formation loans are non-interest bearing, and interest is imputed at the market rate of interest in effect during the offerings. The effective interest rates range from 3.25% to 7.75%.

Formation loan balances and transactions are summarized in the following table for 2018.

	RMI VIII	RMI IX	Total
Balance, January 1, 2018	$5,633,909	$3,777,088	$9,410,997
Payments	—	(345,640)	(345,640)
Early withdrawal penalties applied	(691,475)	(32,069)	(723,544)
Additions	—	779,964	779,964
Balance, December 31, 2018	$4,942,434	$4,179,343	9,121,777
Less discount	(1,296,794)	(638,439)	(1,935,233)
Total loans (formation) from affiliates	$3,645,640	$3,540,904	$7,186,544

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

Payments on the formation loans are scheduled as presented in the following table.

Year	RMI VIII	RMI IX	Total
2019	$650,000	$417,934	$1,067,934
2020	650,000	417,934	1,067,934
2021	650,000	417,934	1,067,934
2022	650,000	417,934	1,067,934
2023	650,000	417,934	1,067,934
Thereafter	1,692,434	2,089,673	3,782,107
Total borrowings	4,942,434	4,179,343	9,121,777
Less discount	(1,296,794)	(638,439)	(1,935,233)
Total loans (formation) from affiliates, net	$3,645,640	$3,540,904	$7,186,544

- Investments in the affiliated mortgage funds

RMC’s investment in the affiliated mortgage funds is presented in the following tables as of December 31, 2018.

	Total		Percent of
	Investment	Net Assets	Net Assets
RMI VIII	$123,538	$115,335,000	0.11%
RMI IX	125,200	72,625,000	0.17%
Total	$248,738	$187,960,000

- Incentive plan

RMC has an annual incentive plan for its president based upon the brokerage commissions and extension fees.

The incentive plan payment shall not be less than fifty percent of the president’s annual salary. The incentive plan payment, the 50% minimum notwithstanding, shall not exceed RMC’s taxable income for federal income tax purposes for any given year. There was no taxable income for the year ended December 31, 2018.  Therefore, there was no amount payable under the incentive plan as of December 31, 2018.

- Notes receivable from related parties

As of December 31, 2018, RMC has notes receivable from its principal owner of $285,000, and a note receivable from another director of $66,795.  All notes earn interest at market rates between 1% and 2.57%, and mature between 2019 and 2023.

The payments on notes receivable from related parties are due as follows:

Year	Amount
2019	$258,576
2020	61,788
2021	11,788
2022	11,788
2023	7,855
Total principal due	351,795
Accrued interest due	1,715
Total balance due	$353,510

In addition to the notes receivable from directors detailed above, as of December 31, 2018 RMC has a $100 receivable balance from the trust accounts through which are processed certain cash disbursements and receipts on mortgage loans of the affiliated mortgage funds.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

NOTE 4 – LOANS

There were no secured loan transactions originated by RMC for the year ended December 31, 2018.

NOTE 5 – REAL ESTATE OWNED (REO) AND MORTGAGE NOTE PAYABLE

RMC owns a single-family residence located in San Mateo County. The residence is held for use as a short-term rental property.  The net book value of REO held at December 31, 2018 was $983,378. Accumulated depreciation as of December 31, 2018 was $186,429.

As of December 31, 2018 RMC had one mortgage note payable with a principal balance of $1,250,000.  The company pledged its REO property as collateral for this note.  The note provides for monthly payments of interest only at a rate of 6.5% and matures in July 2021.

NOTE 6 – OFFICE EQUIPMENT & LEASES

Fixed assets are summarized in the following table at December 31, 2018.

2018
Office equipment	$129,620
Computer equipment	182,074
Computer software	69,610
Leasehold improvements	100,686
Total office equipment	481,990
Accumulated depreciation and amortization	(404,735)
Fixed assets, net	$77,255

RMC entered into a new lease for office-space on October 1, 2017.  The lease term is 74 months, and does not include an option to extend.  As of December 31, 2018, there are 4.9 years remaining on the lease term.  The annual lease payment was approximately $312,000 in the first year, and increases approximately 3% in each subsequent year.

This lease is classified as an operating lease under the lease accounting guidelines (ASC 842), which RMC elected to early-adopt effective January 2017.  The operating lease creates a Right-of-use (ROU) asset and lease liability, which are presented on the balance sheet.  At December 31, 2018, the ROU asset included on the balance sheet was, $1,536,875, with a corresponding lease liability of $1,607,226. As RMC is a nonpublic business entity, RMC has made the accounting policy election to use the risk-free rate for the measurement of its ROU asset and lease liability. The discount rate used to calculate the value of the ROU asset and lease liability is 2% based on the treasury rate at lease inception.

Future minimum lease payments for office space are presented below as of December 31, 2018.

Year	Office
2019	$323,534
2020	333,105
2021	342,963
2022	353,117
2023	332,609
Total lease payments	1,685,328
Less discount	(78,102)
Total lease liability	$1,607,226

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2018

At December 31, 2018, there are no other significant lease agreements.

RMC contracted with an independent service bureau for computer processing services for the affiliated mortgage funds related to the recordkeeping and reporting for the accounts of individual investors at approximately $20,000 per month. The contract has a five-year term, which expires in 2019, and a stated 5% increase in fees occurs at the end of each year for the term of the contract. RMC receives reimbursement of substantially all of such expenses from the affiliated mortgage funds.

NOTE 7 – PROFIT-SHARING PLAN

RMC has a defined contribution profit-sharing plan available to all employees upon meeting eligibility requirements. RMC may make discretionary contributions to the plan on an annual basis.

NOTE 8 – INCOME TAXES

Significant components of the net deferred tax liability are summarized in the following table at December 31, 2018.

2018
Fixed assets	$337
Brokerage-related rights, mortgages, net	(2,017,535)
Net operating loss carry forwards	1,692,813
Other	62,967
Net deferred tax liability	$(261,418)

ASC 740, Income Taxes, provides for the recognition of deferred tax assets if realization of such assets is more likely than not. In assessing the need for a valuation allowance in 2018, the Company considered all available evidence both positive and negative, including historical levels of income, legislative developments, expectations and risks associated with estimates of future taxable income, and prudent and feasible tax planning strategies.

As a result of this analysis as of December 31, 2018, the Company has determined that it is more likely than not that it will realize the benefits of its deferred tax assets in the U.S. due to significant deferred tax liabilities expected to reverse and therefore has not recorded a valuation allowance to reduce the carrying value of these deferred tax assets to zero.

At December 31, 2018, RMC has available net operating loss (“NOL”) carryforwards of $6,348,562 and $5,149,415 to offset future federal and California taxable income, respectively. The federal NOL will begin to expire in 2024, and the state NOL carryforwards began to expire in 2029.

Utilization of net operating loss carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and carryforwards before utilization.

Tax reform H.R.1, originally known as the Tax Cuts and Jobs Act (the “Act”), was enacted on December 22, 2017.  The Act reduces the corporate tax rate to 21%, effective January 1, 2018.  ASC 740 requires companies to recognize the effect of tax law changes in the period of enactment. The company estimated that the reduction in the Corporate tax rate to 21% reduced deferred tax liabilities by approximately $91,000 in 2017.  There was no additional impact due to the adoption of the Act recorded in 2018.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 3, 2019, the date the financial statements were available to be issued, and determined that here are no events that have occurred that require adjustments to the disclosures in the financial statements.